UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2022

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or other jurisdiction of Incorporation)

1-6747	34-0253990
(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	GRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 24, 2022, the Compensation Committee of the Board of Directors of The Gorman-Rupp Company (the “Company”) approved grants of performance share awards and restricted stock unit awards for the Company’s executive officers and other officers and operating managers under The Gorman-Rupp Company 2015 Omnibus Incentive Plan (the “Plan”).

Performance Share Grants

Recipients of performance share grants will receive an award for the performance period beginning January 1, 2022 and ending December 31, 2023, based on the levels of achievement of the performance measure goals established by the Compensation Committee, which may range from 0% to 150% of the target award number of performance shares. The performance measure goals are based on operating income growth and shareholders’ equity growth, weighted 50% each. The performance shares vest over a three-year period from January 1, 2022 to December 31, 2024. Each vested performance share represents the right to receive one common share of the Company.

The target award number of performance shares subject to the performance measure goals granted to the Company’s named executive officers are as follows:

Executive Officer	Number of Shares
Scott A. King	6,162
James C. Kerr	4,930
Brigette A. Burnell	4,519

As part of its approval of these grants, the Compensation Committee also approved a form of Performance Share Grant Agreement (the “Performance Share Agreement”) to be used to grant awards to eligible employee grantees from time to time under the Plan. The Performance Share Agreement sets forth the terms of vesting and delivery of the shares underlying the respective award, including, among other things, the terms upon which the award may terminate and the vesting terms that may apply upon the termination of the grantee’s employment with the Company due to death, disability or retirement. If there is a change in control of the Company, as defined in the Performance Share Agreement, prior to the applicable vesting date, then the grantee will become vested in the shares underlying the award as and to the extent provided under the terms of the Performance Share Agreement.

The description of the Performance Share Agreement as contained herein is qualified in its entirety by reference to the full text of the form of Performance Share Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Restricted Stock Unit Grants

Recipients of restricted stock unit grants will receive an award with time-based vesting beginning February 24, 2022 and ending February 24, 2025 (the “Vesting Period”). Each vested restricted stock unit represents the right to receive one common share of the Company.

The restricted stock unit awards granted to the Company’s named executive officers are as follows:

Executive Officer	Number of Stock Units
Scott A. King	16,108
James C. Kerr	2,054
Brigette A. Burnell	4,917

As part of its approval of these grants, the Compensation Committee also approved a form of Restricted Stock Unit Grant Agreement (the “RSU Agreement”) to be used to grant awards to eligible employee grantees from time to time under the Plan. The RSU Agreement sets forth the terms of vesting of the units and delivery of the stock underlying the respective award, including, among other things, that (except as otherwise provided) the restricted stock unit awards will vest pro-rata annually on each anniversary of the grant date during the Vesting Period, the terms upon which the award may terminate and the vesting terms that may apply upon the termination of the grantee’s employment with the Company due to death, disability or retirement. If there is a change in control of the Company, as defined in the RSU Agreement, prior to any applicable vesting date, then the grantee will become vested in the stock units underlying the award as and to the extent provided under the terms of the RSU Agreement.

The description of the RSU Agreement as contained herein is qualified in its entirety by reference to the full text of the form of RSU Agreement, a copy of which is filed as Exhibit 10.2 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Performance Share Grant Agreement under The Gorman-Rupp Company 2015 Omnibus Incentive Plan

Exhibit 10.2	Form of Restricted Stock Unit Grant Agreements under The Gorman-Rupp Company 2015 Omnibus Incentive Plan

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By:	/s/ Brigette A. Burnell
Brigette A. Burnell
Senior Vice President, General Counsel and Corporate Secretary

February 25, 2022